QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on December 4, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under The Securities Act of 1933

Boise Cascade Corporation Boise Boise Cascade Trust I Boise Cascade Trust II Boise Cascade Trust III Exact name of registrants as specified in their charters)	Delaware Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	82-0100960 51-6524637 To Be Applied For To Be Applied For (I.R.S. Employer Identification No.)

1111 West Jefferson Street
P.O. Box 50
Boise, Idaho 83728-0001
(208) 384-6161
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

JOHN W. HOLLERAN
Senior Vice President and General Counsel
Boise Cascade Corporation
1111 West Jefferson Street
P.O. Box 50
Boise, Idaho 83728-0001
(208) 384-7704
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Craig Walker Bell, Boyd & Lloyd Three First National Plaza Chicago, IL 60602 (312-807-4321)	Robert E. Buckholz, Jr. Sullivan & Cromwell 125 Broad Street New York, NY 10004 (212-558-3876)

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /x/ Reg. Nos. 333-74981; 333-74981-01; 333-74981-02; 333-74981-03.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

(continued on next page)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Boise Cascade Corporation Common Stock, $2.50 par value(3)

Boise Cascade Corporation Preferred Stock, no par value(3)

Boise Cascade Corporation Debt Securities

Boise Cascade Corporation Warrants

Boise Cascade Corporation Purchase Contracts(4)

Units(5)

Boise Cascade Corporation Depositary Shares(6)

Boise Cascade Trust I Preferred Securities(7)

Boise Cascade Trust II Preferred Securities(7)

Boise Cascade Trust III Preferred Securities(7)

Boise Cascade Corporation Guarantees of Preferred Securities of Boise Cascade Trust I, II and III(8)

Total			$45,000,000	$10,755

(1)
Such indeterminate number or amount of Common Stock, Preferred Stock, Debt Securities, Purchase Contracts, Warrants, Units, Depositary Shares and Guarantees of Boise Cascade Corporation ("Boise Cascade") and Preferred Securities of Boise Cascade Trust I, II and III (the "Trusts") as may from time to time be issued at indeterminate prices. Debt Securities of Boise Cascade may be issued and sold to the Trusts, in which event such Debt Securities may later be distributed to the holders of Preferred Securities of the Trusts for no further consideration upon a dissolution of any such Trust and the distribution of the assets thereof.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the securities registered hereby, and the exercise price of any securities issuable upon exercise of the Warrants registered hereby, will not exceed $45,000,000.

(3)
Also includes such indeterminate number of shares of Common Stock and Preferred Stock as may be issued upon conversion of or exchange for any Debt Securities, Preferred Stock or Preferred Securities registered hereunder that provide for conversion or exchange into other securities, and Boise Cascade Corporation Common Stock Purchase Rights relating to each share of Common Stock. No separate consideration will be received for the Common Stock or Preferred Stock issuable upon conversion of or in exchange for Debt Securities, Preferred Stock or Preferred Securities or for any Boise Cascade Corporation Common Stock Purchase Rights. Also consists of such currently indeterminate number of shares of Common Stock issuable upon settlement of the Purchase Contracts of Boise Cascade.

(4)
Each Purchase Contract of Boise Cascade obligates Boise Cascade to sell, and the holder thereof to purchase, a number of shares of Common Stock or Preferred Stock.

(5)
Any security registered under this registration statement may be offered as a Unit with any other security registered under this registration statement.

(6)
In the event Boise Cascade elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under such agreement.

(7)
Each Preferred Security of Boise Cascade Trust I, II and III represents a preferred undivided beneficial ownership interest in the assets of Boise Cascade Trust I, II and III, respectively.

(8)
No separate consideration will be received for the Guarantees of Boise Cascade.

EXPLANATORY NOTE

    This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Nos. 333-74981, 333-74981-01, 333-74981-02, and 333-74981-03) filed by Boise Cascade Corporation, Boise Cascade Trust I, Boise Cascade Trust II, and Boise Cascade Trust III with the Securities and Exchange Commission on March 24, 1999, as amended by Amendment No. 1 to Registration Statement on Form S-3 filed with the Commission on March 2, 2000 and as further amended by Amendment No. 2 to Registration Statement on Form S-3 filed with the Commission on May 16, 2000, which was declared effective by the Commission on July 10, 2000, including the exhibits thereto, are incorporated herein by reference.

POWER OF ATTORNEY

    Each person whose signature appears below appoints George J. Harad and John W. Holleran, and each of them severally, acting alone and without the other, their true and lawful attorney-in-fact with authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits and other documents, any and all amendments (including post-effective amendments) to this Registration Statement necessary or advisable to enable Boise Cascade to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Boise Cascade certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, Idaho, on December 4, 2001.

BOISE CASCADE CORPORATION

By	/s/ GEORGE J. HARAD George J. Harad Chairman of the Board and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 4, 2001.

Signatures	Title

Principal Executive Officer:
/s/ GEORGE J. HARAD George J. Harad	Chairman of the Board and Chief Executive Officer
Principal Financial Officer:
/s/ THEODORE CRUMLEY Theodore Crumley	Senior Vice President and Chief Financial Officer
Principal Accounting Officer:
/s/ TOM E. CARLILE Tom E. Carlile	Vice President and Controller
A Majority of the Directors:
/s/ GEORGE J. HARAD George J. Harad	Director
/s/ PHILIP J. CARROLL Philip J. Carroll	Director
/s/ CLAIRE S. FARLEY Claire S. Farley	Director
/s/ RAKESH GANGWAL Rakesh Gangwal	Director
/s/ RICHARD R. GOODMANSON Richard R. Goodmanson	Director
/s/ EDWARD E. HAGENLOCKER Edward E. Hagenlocker	Director
/s/ FRANCESCA RUIZ DE LUZURIAGA Francesca Ruiz de Luzuriaga	Director

/s/ DONALD S. MACDONALD Donald S. Macdonald	Director
/s/ GARY G. MICHAEL Gary G. Michael	Director
/s/ A. WILLIAM REYNOLDS A. William Reynolds	Director
/s/ JANE E. SHAW Jane E. Shaw	Director
/s/ FRANK A. SHRONTZ Frank A. Shrontz	Director
/s/ CAROLYN M. TICKNOR Carolyn M. Ticknor	Director
/s/ WARD W. WOODS, JR. Ward W. Woods, Jr.	Director
Dated: December 4, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, each of Boise Cascade Trust I, Boise Cascade Trust II and Boise Cascade Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, Idaho, on December 4, 2001.

BOISE CASCADE TRUST I

BY	BOISE CASCADE CORPORATION

	By	/s/ JOHN W. HOLLERAN John W. Holleran, Senior Vice President and General Counsel

BOISE CASCADE TRUST II

BY	BOISE CASCADE CORPORATION
	By	/s/ JOHN W. HOLLERAN John W. Holleran, Senior Vice President and General Counsel

BOISE CASCADE TRUST III

BY	BOISE CASCADE CORPORATION
	By	/s/ JOHN W. HOLLERAN John W. Holleran, Senior Vice President and General Counsel

BOISE CASCADE CORPORATION

EXHIBIT INDEX

Filed with Form S-3

Exhibit			Page
1.1		The form of Underwriting Agreement with respect to Boise Cascade's debt securities will be filed as an exhibit to a Current Report of Boise Cascade on form 8-K and incorporated herein by reference.
1.2
		The form of Underwriting Agreement with respect to Boise Cascade's Common Stock and Preferred Stock will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.
1.3
		The form of Underwriting Agreement with respect to the Preferred Securities of the Trusts will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.
1.4		The form of Underwriting Agreement with respect to the units will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.
4.1	(1)	Restated Certificate of Incorporation, as restated to date.
4.2	(2)	Bylaws, as amended, December 11, 1998.
4.3	(3)	Indenture dated as of October 1, 1985, between Boise Cascade and U.S. Bank Trust National Association (as successor to Morgan Guaranty Trust Company of New York).
4.4	(4)	First Supplemental Indenture dated December 20, 1989.
4.5	(5)	Second Supplemental Indenture dated August 1, 1990.
4.6	(6)	Form of Subordinated Indenture to be used in connection with the issuance of Boise Cascade's subordinated debt securities.
4.7	(6)	Form of Junior Subordinated Indenture to be used in connection with the issuance of the junior subordinated debt securities to the Boise Cascade Trusts.
4.8		Form of senior debt securities (included in Exhibit 4.3).
4.9		Form of subordinated debt securities (included in Exhibit 4.6).
4.10		Form of junior subordinated debt securities (included in Exhibit 4.7).
4.11
		The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.
4.12
		The form of Purchase Contract Agreement, between Boise Cascade and the Purchase Contract Agent (including as Exhibit A the form of the Security Certificate), will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.
4.13	(6)	Certificate of Trust of Boise Cascade Trust I.
4.14	(6)	Certificate of Trust of Boise Cascade Trust II.
4.15	(6)	Certificate of Trust of Boise Cascade Trust III.
4.16	(6)	Declaration of Trust of Boise Cascade Trust I.
4.17	(6)	Declaration of Trust of Boise Cascade Trust II.

4.18	(6)	Declaration of Trust of Boise Cascade Trust III.
4.19	(6)	Form of Amended and Restated Declaration of Trust for the Boise Cascade Trusts.
4.20		Form of Trust Preferred Security (included in Exhibit 4.19).
4.21	(6)	Form of Guarantee Agreement with respect to the Preferred Securities of the Boise Cascade Trusts.
4.22		The form of Deposit Agreement will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.
4.23		Form of Depositary Receipt (included in Exhibit 4.22).
4.24		Form of Warrant Agreement will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.
4.25		Form of Warrant Certificate (included in Exhibit 4.24).
4.26	(7)
		Form of Amended and Restated Declaration of Trust of Boise Cascade Tust I among the Company, as depositor, BNY Western Trust Company, as property trustee, and The Bank of New York (Delaware), as Delaware Trustee.
4.27		Form of Trust Preferred Security of Boise Cascade Trust I (included in Exhibit 4.26).
4.28	(8)	Form of Guarantee Agreement between the Company, as guarantor, and BNY Western Trust Company, as guarantee trustee.
5.1		Opinion of John W. Holleran.
5.2		Opinion of Richards, Layton & Finger, P.A.
12.1	(9)	Statement re computation of ratio of earnings to fixed charges.
12.2	(10)	Statement re computation of ratio of earnings to combined fixed charges and preferred dividend requirements.
23.1		Consent of Arthur Andersen LLP.
23.2		Consent of John W. Holleran (included in Exhibit 5.1).
23.3		Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).
23.4		Consent of Bell, Boyd & Lloyd LLC.
24.		Power of Attorney (included on signature pages of this registration statement).
25.1	(6)
		Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust National Association (as successor to Morgan Guaranty Trust Company of New York), as Trustee under the Senior Indenture.
25.2
		The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.
25.3
		The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Junior Subordinated Indenture will be filed as an exhibit to a Current Report of Boise Cascade on Form 8-K and incorporated herein by reference.

25.4
The Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee of the Preferred Securities Guarantee of Boise Cascade for the benefit of the holders of the Preferred Securities of the Boise Cascade Trust II and III will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
25.5
The Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Amended and Restated Declaration of Trust of Boise Cascade Trust II and III will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
25.6
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of BNY Western Trust Company as guarantee trustee under the Guarantee Agreement of the Company for the benefit of the holders of Preferred Securities of Boise Cascade Trust I was filed by Boise Cascade under cover of Form 305b-2 on November 29, 2001 and is incorporated herein by reference.
25.7
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of BNY Western Trust Company as property trustee under the Amended and Restated Declaration of Trust of Boise Cascade I was filed by Boise Cascade Trust I under cover of Form 305b-2 on November 29, 2001 and is incorporated herein by reference.
25.8
The Statement Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of BNY Western Trust Company as trustee under the Third Supplemental Indenture, to be dated as of December 5, 2001, to the Indenture dated as of October 1, 1985 between the Company and U.S. Bank Trust National Association was filed by Boise Cascade under cover of Form 305b-2 on November 29, 2001 and is incorporated herein by reference.

(1)
The Restated Certificate of Incorporation was filed under Exhibit 3 in Boise Cascade's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and is incorporated by this reference.

(2)
The Bylaws, as amended, December 11, 1998 were filed under Exhibit 3.2 in Boise Cascade's Form 10-K for the year ended December 31, 1998 (File No. 1-5057), and are incorporated by this reference.

(3)
The indenture was filed under Exhibit 4 in Boise Cascade's Registration Statement on Form S-3, Registration No. 33-5673, filed May 13, 1986, and is incorporated by this reference.

(4)
The First Supplemental Indenture was filed under Exhibit 4.2 in Boise Cascade's Pre-Effective Amendment No. 1 to Form S-3, Registration No. 33-32584, filed December 20, 1989, and is incorporated by this reference.

(5)
The Second Supplemental Indenture was filed under Exhibit 4.1 in Boise Cascade's Form 8-K filed August 10, 1990 (File No. 1-5057), and is incorporated by this reference.

(6)
Incorporated by reference to the exhibit of the same number to Boise Cascade's Registration Statement on Form S-3 (Reg.No. 333-74981).

(7)
Incorporated by reference to Exhibit 4.1 to Boise Cascade's report on Form 8-K dated November 29, 2001 (File No. 1-5057).

(8)
Incorporated by reference to Exhibit 4.3 to Boise Cascade's report on Form 8-K dated November 29, 2001 (File No. 1-5057).

(9)
The "Statement re computation of ratio of earnings to fixed charges" was filed under Exhibit 12.1 in Boise Cascade's Form 10-Q for the quarter ended September 30, 2001 (File No. 1-5057), and is incorporated by this reference.

(10)
The "Statement re computation of ratio of earnings to combined fixed charges and preferred dividend requirements" was filed under Exhibit 12.2 in Boise Cascade's Form 10-Q for the quarter ended September 30, 2001 (File No. 1-5057), and is incorporated by this reference.

QuickLinks

EXPLANATORY NOTE
POWER OF ATTORNEY
SIGNATURES
SIGNATURES
BOISE CASCADE CORPORATION EXHIBIT INDEX Filed with Form S-3